SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A



                           AMENDMENT NO. 1 TO FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



         Date of report (Date of earliest event reported)   March 12, 1997
                                                         -----------------------



                                OrthoLogic Corp.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



         0-21214                                         86-0585310
 ----------------------                      ----------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)



2850 South 36th Street, Phoenix, Arizona                         85034
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)



                                 (602) 437-5520
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

         OrthoLogic Corp., a Delaware corporation ("OrthoLogic"),  hereby amends
Item 7 of its Report on Form 8-K dated March 12, 1997.

Item 7. Financial Statements and Exhibits.

         On March 12, 1997, OrthoLogic Corp., a Delaware corporation ("OrthoLogic") acquired certain assets and assumed certain liabilities of each of Danninger Medical Technology, Inc., a Delaware corporation ("DMTI"), and Danninger Healthcare, Inc., an Ohio corporation and a wholly owned subsidiary of DMTI ("DHI, and together with DMTI, "Danninger"), pursuant to an Asset Purchase Agreement (the "Agreement") dated March 12, 1997. This Form 8-K/A includes one year audited financial statements for the net assets of DMTI and DHI acquired by OrthoLogic on March 12, 1997 for the year ended December 31, 1996 and an unaudited balance sheet as of March 12, 1997 and comparable statements of revenue and expenses for the period from January 1, 1996 to March 12, 1996 and January 1, 1997 to March 12, 1997 and a report thereon from Deloitte & Touche LLP.

         (a)      Financial Statements of Businesses Acquired.

                                 ------------------------------------------
                                   NET ASSETS OF DANNINGER
                                   MEDICAL TECHNOLOGY, INC. AND
                                   DANNINGER HEALTHCARE, INC.
                                   TO BE ACQUIRED BY
                                   ORTHOLOGIC CORP.
                                   Consolidated Financial Statements
                                   Periods From January 1 to
                                   March 12, 1997 and 1996 (Unaudited) and
                                   Year Ended December 31, 1996, and
                                   Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


Danninger Medical Technology, Inc.
Columbus, Ohio

We have audited the accompanying consolidated statement of net assets of Danninger Medical Technology, Inc. ("DMTI") and Danninger Healthcare, Inc. ("DHI") (a wholly owned subsidiary of DMTI) to be acquired by OrthoLogic Corp. (collectively, "Danninger") as of December 31, 1996, and the related consolidated statement of revenues and expenses of net assets for the year then ended, pursuant to the Asset Purchase Agreement by and among OrthoLogic Corp., DMTI and DHI dated March 12, 1997, as described in Note 1 to the financial statements. These financial statements are the responsibility of the Danninger's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the consolidated net assets and the revenues and expenses of net assets of Danninger to be acquired by OrthoLogic Corp. pursuant to the Asset Purchase Agreement described in Note 1, and is not intended to be a complete presentation of Danninger's financial position or results of operations.

In our opinion, such financial statements present fairly, in all material respects, the consolidated net assets of Danninger to be acquired by OrthoLogic Corp. pursuant to the Asset Purchase Agreement described in Note 1, as of December 31, 1996, and the consolidated revenues and expenses of net assets of Danninger to be acquired by OrthoLogic Corp. for the year then ended in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
Phoenix, Arizona

May 8, 1997

NET ASSETS OF DANNINGER MEDICAL TECHNOLOGY, INC. AND
DANNINGER HEALTHCARE, INC. TO BE ACQUIRED BY
ORTHOLOGIC CORP.

CONSOLIDATED STATEMENTS OF NET ASSETS
(Amounts in Thousands)
--------------------------------------------------------------------------------

                                                                                       March 12,
                                                                                          1997
                                                                                        (Unaudited)     December 31,
ASSETS TO BE ACQUIRED:  (Note 5)                                                        (Note 9)            1996
CURRENT ASSETS:
  Accounts receivable trade - net of allowance for
    doubtful accounts of $340 (1997) and $330 (1996)                                      $  3,142          $  3,001
  Inventories (Note 3)                                                                       1,524             1,351
  Prepaid expenses and other current assets                                                     26                20
                                                                                      --------------    ------------

          Total current assets                                                               4,692             4,372

PROPERTY AND EQUIPMENT - Net (Note 4)                                                        1,051             1,029

OTHER ASSETS AND INTANGIBLES - Net of accumulated
  amortization of $129 (1997) and $92 (1996) (Note 4)                                        2,685             2,727
                                                                                      --------------    ------------

TOTAL ASSETS TO BE ACQUIRED                                                                  8,428             8,128
                                                                                      --------------    ------------

LIABILITIES TO BE ASSUMED:

CURRENT LIABILITIES:
  Accounts payable - trade                                                                   1,152               715
  Accrued expenses and other liabilities                                                       157               168
  Term debt - current portion (Note 5)                                                       1,615             1,557
  Capital lease obligations - current portion (Note 6)                                          12                14
                                                                                      --------------    ------------

TOTAL CURRENT LIABILITIES                                                                    2,936             2,454

TERM DEBT - Non-current portion (Note 5)                                                     2,194             2,438

CAPITAL LEASE OBLIGATIONS - Net of current maturities (Note 6)                                  12                13
                                                                                      --------------    ------------

TOTAL LIABILITIES TO BE ASSUMED                                                              5,142             4,905
                                                                                      --------------    ------------

COMMITMENTS AND CONTINGENCIES (Notes 5, 6 and 7)

NET ASSETS                                                                                $  3,286          $  3,223
                                                                                      ==============    ============

See notes to consolidated financial statements.

NET ASSETS OF DANNINGER MEDICAL TECHNOLOGY, INC. AND
DANNINGER HEALTHCARE, INC. TO BE ACQUIRED BY
ORTHOLOGIC CORP.

CONSOLIDATED STATEMENTS OF REVENUES AND EXPENSES OF NET ASSETS
(Amounts in Thousands)
--------------------------------------------------------------------------------


                                       Period From                  Year
                                  January 1 to March 12,            Ended
                                  --------------------------
                                   1997            1996          December 31,
                                       (Unaudited)                  1996
                                         (Note 9)

REVENUES:
  Sales                            $  1,967        $  1,646          $  7,983
  Lease and rental revenue              443             253             1,989
                                   --------        --------          --------

          Total revenues              2,410           1,899             9,972

COST OF GOODS SOLD                      985             869             4,326
                                   --------        --------          --------

          Gross margin                1,425           1,030             5,646
                                   --------        --------          --------

OPERATING EXPENSES:
  Sales and marketing                   486             320             1,934
  General and administrative            410             326             1,802
  Research and development               93              78               414
                                   --------        --------          --------

          Total operating expenses      989             724             4,150
                                   --------        --------          --------

OPERATING INCOME                        436             306             1,496
                                   --------        --------          --------

OTHER EXPENSE:
  Interest expense - net                 70              23               182
  Other                                   3                                 1
                                   --------        --------          --------

          Total other expense            73              23               183
                                   --------        --------          --------

INCOME BEFORE INCOME TAXES              363             283             1,313

INCOME TAX EXPENSE                      148             113               526
                                   --------        --------          --------

EXCESS OF REVENUES OVER EXPENSES  $     215       $     170         $     787
                                  =========       =========         =========

See notes to consolidated financial statements.

NET ASSETS OF DANNINGER MEDICAL TECHNOLOGY, INC. AND
DANNINGER HEALTHCARE, INC. TO BE ACQUIRED BY
ORTHOLOGIC CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
PERIODS FROM JANUARY 1 TO MARCH 12, 1997 AND 1996 (Unaudited) AND
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

1.    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

      These consolidated financial statements include the assets and liabilities to be purchased by OrthoLogic Corp. ("OrthoLogic") pursuant to the asset purchase agreement dated March 12, 1997 between OrthoLogic, Danninger
      Medical Technology, Inc. ("DMTI") and one of its wholly-owned subsidiaries, Danninger Healthcare, Inc. ("DHI") (the "Asset Purchase Agreement"). The purchased assets and liabilities of DMTI relate to the business of designing, manufacturing, and marketing throughout the United States, through dealers, products that assist orthopedic patients in their recovery following surgery or trauma. The purchased assets and liabilities of DHI relate to the business of renting and selling durable medical equipment to orthopedic patients primarily in the midwest portion of the United States. The consolidated statements of revenues and expenses include the allocation of certain general corporate overhead costs associated with the purchased assets and liabilities. Interest expense has been allocated based upon specific identification of indebtedness purchased. Income tax expense has been calculated on a separate return basis in order to present the results of operations as if these assets and liabilities had comprised an independent organization, freestanding from the seller; however, all income tax assets and liabilities remained with the seller and are excluded from the accompanying statements of net assets. All significant intercompany accounts and transactions have been eliminated.

      Because the financial statements of the net assets to be acquired are not those of a separate legal entity and the related cash flow activities for the periods would not be practicable to obtain or meaningful, a separate statement of cash flows is not presented.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The following is a summary of certain significant accounting policies followed in the preparation of these consolidated financial statements:

      a. Inventories are stated at the lower of cost (first-in, first-out ("FIFO") basis) or market. An obsolescence reserve is recorded for quantities which may not be saleable in the foreseeable future.

      b. Property and equipment are recorded at cost. Expenditures for major improvements are capitalized, while expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method at rates designed to amortize the costs of such items over their estimated useful lives. Estimated useful lives are as follows:

                                                                  Useful Life

              Equipment                                           3 - 5 years
              Furniture and fixtures                                  7 years

      c. Revenue Recognition - All of the Company's rental contracts are accounted for as operating leases. Revenue from the sales of products are recognized upon shipment. Revenue from the rental of equipment is recorded over the period during which the unit is rented.

      d. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3.    INVENTORIES

      Inventories   consisted  of  the   following  at  December  31,  1996  (in
thousands):


Raw materials                                               $  1,139
Finished goods                                                   352
                                                            --------

Total                                                          1,491
Less reserve for obsolescence                                    140
                                                            --------

Inventories - net                                           $  1,351
                                                            ========


4.    PROPERTY, EQUIPMENT, OTHER ASSETS AND INTANGIBLES

      Property and equipment consisted of the following at December 31, 1996 (in thousands):


Machinery and equipment                                          $     541
Rental equipment                                                     1,075
Office furniture and fixtures                                          884
                                                                 ---------

Total equipment                                                      2,500
Less accumulated depreciation                                        1,471
                                                                 ---------

Property and equipment - net                                      $  1,029
                                                                  ========


      Depreciation expense for the year ended December 31, 1996 was $295,000.

      Other assets and intangibles consisted of the following at December 31, 1996 (in thousands):


Other assets                                                      $      19
Intangibles                                                           2,800
                                                                  ---------

Total                                                                 2,819
Less accumulated amortization                                            92
                                                                  ---------

Other assets and Intangibles - net                                $   2,727
                                                                  =========

      Intangible assets including goodwill (Note 8) are amortized on a straight-line basis over their estimated useful lives ranging from five to 20 years. Management periodically evaluates the recoverability of all intangible assets based on estimated future cash flows. Amortization expense for the year ended December 31, 1996 was $55,000.

5.    TERM DEBT

Term debt at December 31, 1996 was (in thousands):

Revolving credit agreement                                                                         $     300

Note payable to seller of Surgical and  Orthopedic  Specialties,  Ltd. (Note 8),
  quarterly principal payments set by the note agreement plus interest at
  7.54%, maturing September 1999                                                                       1,500

Note payable to bank, monthly principal payments of $16,667 plus interest at
  prime (8.25% at December 31, 1996) plus .75%, maturing November 2001                                   983

Note payable to bank, monthly installments of $16,667 plus interest at prime
  (8.25% at December 31, 1996) plus .75%, maturing in June 2000                                          700

Note payable to bank, monthly principal payments of $7,222 plus interest at prime
  (8.25% at December 31, 1996) plus .75%, maturing August 1999                                           231

Note payable to finance  company,  monthly  principal  payments  of $5,761  plus interest at prime (8.25% at December 31, 1996) plus 1.5%, maturing
  March 1999                                                                                             156

Note payable to finance company, monthly principal payments of $6,997 plus
  interest at prime (8.25% at December 31, 1996) plus 1.5%, maturing June 1998                           125
                                                                                                   ---------

Total                                                                                                  3,995
Less current maturities                                                                                1,557
                                                                                                   ---------

Term debt - noncurrent portion                                                                      $  2,438
                                                                                                   =========

      Under the terms of the revolving credit agreement, the Company may borrow up to $3,000,000 at the bank's prime interest rate (8.25% at December 31, 1996) plus .5%. The borrowings on the revolving credit agreement are due on June 30, 1997. The agreement contains financial covenants requiring the Company to maintain certain financial ratios.

      Substantially all of the Company's assets are pledged as collateral on the revolving credit agreement and other term debt.

      Term debt maturities (in thousands) at December 31, 1996 are as follows:


            1997                                                      $  1,557
            1998                                                         1,105
            1999                                                           850
            2000                                                           300
            2001                                                           183
                                                                      --------
            Total                                                     $  3,995
                                                                      ========

6.    RENTAL AND LEASE AGREEMENTS

      Under the terms of the Asset Purchase Agreement, OrthoLogic assumed certain operating leases for regional sales and rental offices. OrthoLogic did not assume the main office and manufacturing facility, located in Columbus, Ohio, operating lease agreement where DMTI conducted its operations during 1996. Total rent expense for both the assumed and unassumed operating leases was $238,000 in 1996.

      The Company leases certain manufacturing and computer equipment under noncancelable lease agreements that are accounted for as capitalized leases. The leases provide that the Company pay taxes, insurance and maintenance expenses related to the equipment. Leased equipment, assumed by OrthoLogic in the acquisition, under capital leases is included in the accompanying consolidated statements of net assets as property and equipment with an aggregate cost of $59,000 and accumulated depreciation of $31,000 at December 31, 1996.

      The following is a schedule of future minimum lease payments for the years ending December 31 under non-cancelable lease agreements, assumed by OrthoLogic in the acquisition, with original terms in excess of one year:


                                                      Capital     Operating
                                                      Leases       Leases
                                                         (In thousands)

1997                                                    $   18       $    81
1998                                                         7            72
1999                                                         5            72
2000                                                         3            72
2001                                                                      54
                                                        ------       -------

Total future minimum lease payments                         33       $   351
                                                                     =======
Less amounts representing interest                           6
                                                        ------

Present value of net minimum lease payments                 27
Less current maturities                                     14
                                                        ------

Long-term capital lease obligations                     $   13
                                                        ======


7.    COMMITMENTS AND CONTINGENCIES

      Certain of the Company's accounts receivable result from third party reimbursements that may be dependent on limitations imposed by the payor on the amount of reimbursement. The Company records the receivable and related revenue net of its estimate of such limitations.

8.    ACQUISITION OF BUSINESS

      In September 1996, DMTI acquired all of the outstanding stock of Surgical and Orthopedic Specialties, Ltd. ("SOS") for approximately $3,000,000. The consideration was comprised of $1,000,000 cash, $500,000 of common stock and $1,500,000 in a seller financed note payable (Note 5). SOS is engaged in the rental of surgical recovery equipment. Intangible assets in the accompanying consolidated balance sheet include approximately $2,500,000 of goodwill resulting from this transaction which is amortized over 20 years. The acquisition of SOS was accounted for under the purchase method. Accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The results of operations of SOS as they relate to the purchased assets and liabilities have been included in the statement of operations from the acquisition date.

      Business acquired as of September 6, 1996 (in thousands):

        Fair value of assets                                     $   3,767
        Fair value of liabilities                                     (818)
        Common stock issued                                           (500)
        Acquisition indebtedness                                    (1,500)
                                                                 ----------

        Net cash paid                                            $     949
                                                                 =========


9.    UNAUDITED INTERIM PERIODS

      The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. In the opinion of management, all adjustments and reclassifications considered necessary for a fair and comparable presentation have been included and are of a normal recurring nature. Operating results for the periods from January 1 to March 12, 1996 and 1997 are not necessarily indicative of the results that may be expected for the year ending December 31. The accompanying financial statements should be read in conjunction with the Company's most recent audited financial statements.

10.   SUBSEQUENT EVENT

      On March 12, 1997, DMTI signed the Asset Purchase Agreement with OrthoLogic Corp. to sell certain assets and liabilities of DMTI and DHI for approximately $9,000,000 cash. Under the terms of the agreement, DMTI will retain the cash, certain assets and liabilities, including income tax related assets and liabilities, and any litigation; therefore, such assets and liabilities have been excluded from the accompanying statements of net assets.

                                   * * * * * *

b)   Pro  Forma  Financial  Information

On March 12, 1997, OrthoLogic Corp. ("OrthoLogic") acquired certain assets and assumed certain liabilities of each of Danninger Medical Technology, Inc. ("DMTI") and Danninger Healthcare, Inc. ("DHI", and together with DMTI, "Danninger"), pursuant to an Asset Purchase Agreement dated March 12, 1997, for approximately $9,000,000 cash.

The Unaudited Pro Forma Consolidated Statements of Income/(Loss) for the year ended December 31, 1996 and the three months ended March 31, 1997 combine historical statements of income/(loss) for OrthoLogic and the acquired net assets of Danninger, as if the acquisition had occurred on January 1, 1996.

The detailed assumptions used to prepare the unaudited pro forma consolidated financial information are contained in the accompanying Unaudited Pro Forma Consolidated Statements of Income/(Loss). These statements reflect the use of the purchase method of accounting for the acquisition.

The unaudited pro forma financial information assumes the acquisition was funded from currently available cash. The unaudited pro forma consolidated financial information does not purport to represent the results of operations of OrthoLogic that actually would have resulted had the acquisition occurred on January 1, 1996, nor should it be taken as indicative of the future results of operations.

                                OrthoLogic Corp.
           Unaudited Pro Forma Consolidated Statement of Income/(Loss)
                     Three month period ended March 31, 1997

                                                                                             Pro Forma
                                          OrthoLogic                      Pro Forma        Consolidated
                                            Corp.           DMTI         Adjustments          Totals
                                        ------------    ------------    ------------       ------------
REVENUES - Net                          $ 17,301,715    $  2,410,000    $          -       $ 19,711,715
                                        ------------    ------------    ------------       ------------

COST OF REVENUES
  Cost of goods sold                       2,714,037         985,000            --            3,699,037
  Cost of rentals                          2,031,331               0            --            2,031,331
                                        ------------    ------------    ------------       ------------
    Total cost of revenues                 4,745,368         985,000            --            5,730,368
                                        ------------    ------------    ------------       ------------

GROSS PROFIT                              12,556,347       1,425,000            --           13,981,347
                                        ------------    ------------    ------------       ------------

OPERATING EXPENSES
  Selling, general and administrative     12,889,498         896,000          80,000 (a)     13,865,498
  Research and development                   576,056          93,000            --              669,056
                                        ------------    ------------    ------------       ------------
   Total operating expenses               13,465,554         989,000          80,000         14,534,554
                                        ------------    ------------    ------------       ------------

OPERATING INCOME (LOSS)                     (909,207)        436,000         (80,000)          (553,207)

OTHER INCOME (EXPENSE)                       636,117         (73,000)       (125,000)(b)        438,117
                                        ------------    ------------    ------------       ------------

INCOME (LOSS) BEFORE INCOME TAXES           (273,090)        363,000        (205,000)          (115,090)

(PROVISION) BENEFIT FOR INCOME TAXES            --          (148,000)        148,000               --
                                        ------------    ------------    ------------       ------------

NET INCOME (LOSS)                       $   (273,090)   $    215,000    $    (57,000)      $   (115,090)
                                        ------------    ------------    ------------       ------------

NET LOSS PER WEIGHTED
AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                      $      (0.01)   $          -    $          -       $      (0.00)
                                        ============    ============    ============       ============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                 25,037,890               -               -         25,037,890
                                        ------------    ------------    ------------       ------------

Pro Forma Adjustment Legend
(a) Reflects a pro forma increase in amortization expense associated with the capitalization of the cost of acquisition in excess of net assets acquired resulting from the application of purchase accounting principles.
(b) Reflects a pro forma decrease in interest income imputed on consideration paid for the acquisition.

                                OrthoLogic Corp.
           Unaudited Pro Forma Consolidated Statement of Income/(Loss)
                          Year Ended December 31, 1996

                                                                                             Pro Forma
                                         OrthoLogic                       Pro Forma        Consolidated
                                            Corp.           DMTI         Adjustments          Totals
                                        ------------    ------------    ------------       ------------
REVENUES - Net                          $ 41,884,239    $  9,972,000    $       --         $ 51,856,239
                                        ------------    ------------    ------------       ------------

COST OF REVENUES
  Cost of goods sold                       5,714,510       4,326,000            --           10,040,510
  Cost of rentals                          2,584,530            --              --            2,584,530
                                        ------------    ------------    ------------       ------------
    Total cost of revenues                 8,299,040       4,326,000            --           12,625,040
                                        ------------    ------------    ------------       ------------

GROSS PROFIT                              33,585,199       5,646,000            --           39,231,199
                                        ------------    ------------    ------------       ------------

OPERATING EXPENSES
  Selling, general and administrative     31,900,966       3,736,000         385,000 (a)     36,021,966
  Research and development                 2,169,090         414,000            --            2,583,090
                                        ------------    ------------    ------------       ------------
   Total operating expenses               34,070,056       4,150,000         385,000         38,605,056
                                        ------------    ------------    ------------       ------------

OPERATING INCOME (LOSS)                     (484,857)      1,496,000        (385,000)           626,143

OTHER INCOME (EXPENSE)                     3,023,246        (183,000)       (600,000)(b)      2,240,246
                                        ------------    ------------    ------------       ------------

INCOME (LOSS) BEFORE INCOME TAXES          2,538,389       1,313,000        (985,000)         2,866,384

(PROVISION) BENEFIT FOR INCOME TAXES               -        (526,000)        526,000                  -
                                        ------------    ------------    ------------       ------------

NET INCOME (LOSS)                       $  2,538,389    $    787,000    $   (459,000)      $  2,866,389
                                        ------------    ------------    ------------       ------------

NET INCOME PER WEIGHTED
AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                      $       0.11    $       --      $       --         $       0.12
                                        ------------    ------------    ------------       ------------

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                 24,143,763            --              --           24,143,763
                                        ------------    ------------    ------------       ------------

Pro Forma Adjustment Legend
(a) Reflects a pro forma increase in amortization expense associated with the capitalization of the cost of acquisition in excess of net assets acquired resulting from the application of purchase accounting principles.
(b) Reflects a pro forma decrease in interest income imputed on consideration paid for the acquisition.

         (c) Exhibits. See the Exhibit Index, which is incorporated herein by reference, immediately following the Signature page to this Report.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ORTHOLOGIC CORP.



June 9, 1997                            By /s/ Allen R. Dunaway
                                           -------------------------------------
                                                  Allen R. Dunaway
                                                  Chief Financial Officer

                                  EXHIBIT INDEX

                                                                                                       Sequentially
   Exhibit No.                                 Description of Exhibit                                  Paginated No.
------------------    -------------------------------------------------------------------------    ---------------------
      * 2.1            Asset Purchase Agreement dated March 12, 1997 by and
                       among OrthoLogic Corp., a Delaware corporation, Danninger
                       Medical Technology, Inc., a Delaware corporation, and
                       Danninger Healthcare, Inc., an Ohio corporation........................
      23.1             Consent of Deloitte & Touche LLP ......................................

---------------------------
* Previously filed.
                                       E-1